Exhibit 99.1

SemiLEDs Reports Fourth Quarter and Fiscal Year End 2015

Financial Results

Hsinchu, Taiwan (December 15, 2015) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the fourth quarter and full year of fiscal year 2015, ended August 31, 2015.

Revenue for the fourth quarter of fiscal 2015 was $3.1 million, an 11% decrease compared to $3.5 million in the third quarter of fiscal 2015. GAAP net loss attributable to SemiLEDs stockholders for the fourth quarter of fiscal 2015 was $3.0 million, which is the same as the third quarter of fiscal 2015, or a net loss of $0.10 per diluted share, compared to a net loss of $0.11 per diluted share for the third quarter of fiscal 2015.

“We are restructuring to move toward a fabless business model in which we will utilize Foundry Fabs to ODM our chips using our developed technology,” said Trung Doan, Chairman, President and CEO. “This will enable us to focus on our higher margin and less capital intensive Component business,” concluded Doan.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the fourth quarter of fiscal 2015 was $2.8 million, or a net loss of $0.10 per diluted share, which is the same as the third quarter of fiscal 2015.

Revenue for fiscal 2015 was $14.1 million, a 2% decrease compared to $14.5 million for fiscal 2014. GAAP net loss attributable to SemiLEDs stockholders for fiscal 2015 was $13.3 million, or a net loss of $0.46 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $24.5 million, or a net loss of $0.87 per diluted share, for fiscal 2014.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for fiscal 2015 was $12.0 million, or a net loss of $0.42 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $22.5 million, or a net loss of $0.80 per diluted share, for fiscal 2014.

GAAP gross margin for the fourth quarter of fiscal 2015 was negative 33%, compared with gross margin for the third quarter of fiscal 2015 of negative 24%. Operating margin for the fourth quarter of fiscal 2015 was negative 94%, compared with negative 88% in the third quarter of fiscal 2015. The Company’s cash and cash equivalents were $4.8 million at the end of fiscal 2015, compared to $6.0 million at the end of the third quarter of fiscal 2015. Cash used in operating activities was $0.6 million in the fourth quarter of fiscal 2015, compared to cash provided by operating activities of $0.1 million in the third quarter of fiscal 2015.

Management’s Prepared Remarks

In conjunction with the dissemination of this release, SemiLEDs will post management’s prepared remarks for the fourth quarter and fiscal 2015 financial results on the Investors section of its website at http://investors.semileds.com/events.cfm.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, and the related tax effect, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information and our plans to move to a fabless business model; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Christopher Lee

Chief Financial Officer

SemiLEDs Corporation

+886-37-586788

investor@semileds.com

SEMILEDS CORPORATION

Consolidated Balance Sheets

(In thousands of U.S. dollars)

	August 31, 2015	August 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,808	$12,649
Accounts receivable (including related parties), net	2,049	2,171
Inventories	5,924	9,212
Prepaid expenses and other current assets	891	1,909
Total current assets	13,672	25,941
Property, plant and equipment, net	20,779	27,063
Intangible assets, net	1,353	1,586
Goodwill	54	59
Investments in unconsolidated entities	2,014	2,204
Other assets	648	764
TOTAL ASSETS	$38,520	$57,617
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$1,068	$1,934
Accounts payable	1,650	2,675
Accrued expenses and other current liabilities	3,597	4,860
Total current liabilities	6,315	9,469
Long-term debt, excluding current installments	2,839	4,256
Total liabilities	9,154	13,725
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	172,117	170,953
Accumulated other comprehensive income	3,083	5,583
Accumulated deficit	(145,904)	(132,630)
Total SemiLEDs stockholders’ equity	29,296	43,906
Noncontrolling interests	70	(14)
Total equity	29,366	43,892
TOTAL LIABILITIES AND EQUITY	$38,520	$57,617

SEMILEDS CORPORATION

Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended		Year Ended August 31,
	August 31, 2015	May 31, 2015	2015	2014
	(Unaudited)		(Unaudited)

Revenues, net	$3,122	$3,508	$14,124	$14,481
Cost of revenues	4,159	4,367	18,214	25,792
Gross loss	(1,037)	(859)	(4,090)	(11,311)
Operating expenses:
Research and development	489	594	2,443	4,199
Selling, general and administrative	1,338	1,621	6,986	9,279
Loss (Gain) on disposals of long-lived asset, net	66	—	(221)	—
Total operating expenses	1,893	2,215	9,208	13,478
Loss from operations	(2,930)	(3,074)	(13,298)	(24,789)
Other income (expenses):
Equity in losses from unconsolidated entities, net	(40)	40	(56)	(183)
Interest expenses, net	(20)	(26)	(94)	(83)
Other income, net	31	29	119	519
Foreign currency transaction income (loss), net	(37)	(15)	12	(74)
Total other income (expenses), net	(66)	28	(19)	179
Loss before income taxes	(2,996)	(3,046)	(13,317)	(24,610)
Income tax expense	—	—	1	—
Net loss	(2,996)	(3,046)	(13,318)	(24,610)
Less: Net loss attributable to noncontrolling interests	4	(5)	(44)	(135)
Net loss attributable to SemiLEDs stockholders	$(3,000)	$(3,041)	$(13,274)	$(24,475)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(0.10)	$(0.11)	$(0.46)	$(0.87)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	29,133	28,567	28,710	28,141

SEMILEDS CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended		Year Ended August 31,
Non-GAAP Net Loss	August 31, 2015	May 31, 2015	2015	2014

GAAP net loss attributable to SemiLEDs stockholders	$(3,000)	$(3,041)	$(13,274)	$(24,475)
Adjustments:
Stock-based compensation expense	197	267	1,289	1,945
Income tax effect	—	—	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(2,803)	$(2,774)	$(11,985)	$(22,530)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(0.10)	$(0.11)	$(0.46)	$(0.87)
Non-GAAP net loss	$(0.10)	$(0.10)	$(0.42)	$(0.80)

	Three Months Ended		Year Ended August 31,
Free Cash Flow	August 31, 2015	May 31, 2015	2015	2014

Net cash provided by (used in) operating activities	$(597)	$104	$(4,525)	$(15,698)
Less: Capital expenditures	275	275	1,574	2,682
Total free cash flows	$(872)	$(171)	$(6,099)	$(18,380)